      As filed with the Securities and Exchange Commission on June 24, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                  PROXIM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

           DELAWARE                                             77-0059429
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                            295 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 960-1630
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                          1995 LONG-TERM INCENTIVE PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                                KEITH E. GLOVER
                          CHIEF FINANCIAL OFFICER AND
                  VICE PRESIDENT OF FINANCE AND ADMINISTRATION
                                  PROXIM, INC.
                           295 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 960-1630

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                             JEFFREY D. SAPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                             ----------------------

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                      PROPOSED        PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF                   AMOUNT TO BE        MAXIMUM OFFERING       AGGREGATE         REGISTRATION
   SECURITIES TO BE REGISTERED                 REGISTERED         PRICE PER SHARE     OFFERING PRICE         FEE (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, per share
  -  1993 Employee Stock Purchase Plan         200,000           $    10.5984(1)      $  2,119,680(1)     $   625.31(1)
  -  1995 Long-Term Incentive Plan             500,000           $    12.4688(2)      $  6,234,400(2)     $ 1,839.15(2)
                                               -------                                  -------------       ----------
         TOTAL                                 700,000                                $  8,354,080        $ 2,464.46
=======================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 200,000 shares recently authorized and reserved for issuance under the 1993 Employee Stock Purchase Plan has been estimated to be 85% of the average of the high and low prices reported in the Nasdaq National Market on June 22, 1998.

(2) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 500,000 shares authorized and reserved for issuance under the 1995 Long-Term Incentive Plan has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on June 22, 1998.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$295 per $1 million " of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fees are therefore calculated by multiplying the aggregate offering or sales amount by 0.000295.

================================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1997.

        (b) The Company's Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 1998.

        (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 21, 1993 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit Number

               5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

               10.1          1993 Employee Stock Purchase Plan, as amended

               10.2          1995 Long-Term Incentive Plan, as amended

               23.1          Consent of Price Waterhouse LLP

               23.2          Consent of Counsel (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Proxim, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 23 1998.


                                  PROXIM, INC.



                                  By: /s/ David C. King
                                     David C. King,
                                     Chairman of the Board, President and Chief
                                     Executive Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. King and Keith E. Glover, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                                     TITLE                          DATE
---------------------------          ----------------------------------------   --------------


/s/ DAVID C. KING                    President and Chief Executive              June 23, 1998
--------------------------           Officer, (Principal Executive Officer),
David C. King                        Chairman of the Board of Directors


/s/ KEITH E. GLOVER                  Chief Financial Officer, Vice              June 23, 1998
--------------------------           President of Finance and
Keith E. Glover                      Administration (Principal Financial
                                     and Accounting Officer)

/s/ RAYMOND CHIN                     Director                                   June 23, 1998
--------------------------
Raymond Chin

/s/ LESLIE G. DENEND                 Director                                   June 23, 1998
--------------------------
Leslie G. Denend


/s/ GREGORY L. REYES                 Director                                   June 23, 1998
--------------------------
Gregory L. Reyes


/s/ JEFFREY D. SAPER                 Director                                   June 23, 1998
--------------------------
Jeffrey D. Saper


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           --------------------------

                                    EXHIBITS

                           --------------------------

                       REGISTRATION STATEMENT ON FORM S-8

                                  PROXIM, INC.

                                  JUNE 24, 1998

                                INDEX TO EXHIBITS


Exhibit Number                         Description
--------------        ------------------------------------------------------
5.1                   Opinion of Wilson Sonsini Goodrich & Rosati,
                      Professional Corporation
10.1                  1993 Employee Stock Purchase Plan, as amended

10.2                  1995 Long-Term Incentive Plan, as amended

23.1                  Consent of Price Waterhouse LLP

23.2                  Consent of Wilson Sonsini Goodrich & Rosati,
                      Professional Corporation (Contained in Exhibit 5.1)
